(logo) PNC

REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, David D. Spotts, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2025 (the “Reporting Period”) and of its performance under the Servicing Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout the Reporting Period.

Dated: February 22, 2026

Midland Loan Services, a division of

PNC Bank, National Association

/s/ David D. Spotts

David D. Spotts

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Credit Suisse First Boston Mortgage Securities Corp. and Credit Suisse Commercial Mortgage Securities Corp.

Recipient Role	Deal Name	Series Number	PNC Role
Depositor	Credit Suisse First Boston Mortgage Securities Corp	Series 2006-C3	Master Servicer
Depositor	Credit Suisse First Boston Mortgage Securities Corp	Series 2015-C1	None
Master and Special Servicer of the 500 Fifth Avenue and St. Louis Premium Outlets loans under the JPMBB 2014-C26 PSA.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-C2	None
Master and Special Servicer of the St. Louis Premium Outlets loan under the JPMBB 2014-C26 PSA.
Master Servicer of the 9200 & 9220 Sunset loan under the COMM 2015-CCRE23 PSA
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-C3	Master Servicer
Master Servicer of the WPC Department Store Portfolio loan under the BAMLCM 2015-UBS7 PSA.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.	Series 2015-Longhouse MZ	Servicer and Special Servicer
Depositor	Credit Suisse First Boston Mortgage Securities Corp	Series 2015-C4	Special Servicer
Master Servicer of the Arizona Grand Resort & Spa loan under the CSAIL 2015-C3 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016-C5	None
Master Servicer of the Starwood Capital Extended Stay Portfolio loan under the CSAIL 2015-C3 PSA.
Special Servicer of the Sheraton Lincoln Harbor Hotel loan under the WFCMT 2015-C31 PSA
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016-C6	None
Master Servicer of the Starwood Capital Extended Stay Portfolio loan under the CSAIL 2015-C3 PSA.
Special Servicer of the Quaker Bridge Mall loan under the JPMDB 2016-C2 PSA
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2016-NXSR	None
Master Servicer of the Federal Way Crossings, the 681 Fifth Avenue and the Wolfchase Galleria loans under the MSC 2016-UBS12 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2017-C8	Special Servicer
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2017-CHOP	Special Servicer
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2017-CX9	None
Special Servicer on the 85 Broad Street loan under the CSAIL 2017-C8 PSA.
Master and Special Servicer on the IC Leased Fee Hotel Portfolio loan under the UBS 2017-C3 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2017-CX10	None
Special Servicer on the Lehigh Valley Mall loan under the Benchmark 2018-B1 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2018-CX11	Master Servicer
Special Servicer on the Lehigh Valley Mall loan under the Benchmark 2018-B1 PSA.
Special Servicer on the Moffett Towers II - Building 2 loan under the WFCM 2018-C43 PSA.
Master Servicer on The SoCal Portfolio loan under the CGCMT 2018-B2 PSA.
Master Servicer on the Melbourne Hotel Portfolio loan under the UBS 2018-C11 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2018-CX12	None
Master Servicer on the Torrance Technology Campus and Orlando Airport Marriott Lakeside loans under the UBS 2018-C11 PSA.
Master Servicer on the Hilton Clearwater Beach Resort & Spa loan under the CSAIL 2018-CX11 PSA.
Master and Special Servicer on the Riverfront Plaza loan under the UBS 2018-C12 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2018-C14	None
Master Servicer on the Hilton Clearwater Beach Resort & Spa loan under the CSAIL 2018-CX11 PSA.
Special Servicer on the Holiday Inn Fi-Di loan under the CGCMT 2018-C6 PSA.
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2018-SITE	Special Servicer
Depositor	Credit Suisse Commercial Mortgage Securities Corp.	Series 2019-C15	Master and Special Servicer
Master Servicer on the Nebraska Crossing loan under the UBS 2018-C14 PSA.
Special Servicer on the SITE JV Portfolio under the CSMC 2018-SITE TSA.
Depositor	CSAIL 2019-C16 Commercial Mortgage Trust	Series 2019-C16	Master Servicer
Master and Special Servicer on the Darden Headquarters loan under the CSAIL 2019-C15 PSA and on the SWVP Portfolio loan and the Kings Mountain Center loan under the BBCMS 2019-C3 PSA.
Primary Servicer on the 3 Columbus Circle loan under the BMARK 2019-B10 PSA.
Depositor	CSAIL 2019-C17 Commercial Mortgage Trust	Series 2019-C17	Master & Special Servicer
Master Servicer on the Grand Canal Shoppes loan under the MSC 2019-H7 PSA.
Master and Special Servicer on the Desert Marketplace loan under the CSAIL 2019-C15 PSA.
Depositor	CSAIL 2019-C18 Commercial Mortgage Trust	Series 2019-C18	Master Servicer
Master and Special Servicer on the Farmers Insurance loan under the CSAIL 2019-C17 PSA
Depositor	CSMC 2019-UVIL	Series 2019-UVIL	Master Servicer
Depositor	CSMC 2020-WEST	Series 2020-WEST	Master and Special Servicer
Depositor	CSAIL 2020-C19 Commercial Mortgage Trust	Series 2020-C19	Master and Special Servicer
Master and Special Servicer on the Selig Office Portfolio loan, the Renaissance Plano loan, and the APX Morristown loan, all under the CSAIL 2019-C17 PSA
Master and Special Servicer on The Westchester loan under the CSMC 2020-WEST TSA.
Master Servicer on the University Village loan under the CSMC 2019-UVIL TSA.
Depositor	CSMC 2020-TMIC	Series 2020- TMIC	Servicer
Depositor	CSAIL 2021-C20	Series 2021-C20	Master Servicer
Master and Special Servicer on the 888 Figueroa loan under the CD 2019-CD8 PSA
Master and Special Servicer on The Westchester loan under the CSMC 2020-WEST TSA
Depositor	CSWF 2021-SOP2	Series 2021-SOP2	Special Servicer
Depositor	MF1 2021-W10X	Series 2021-W10X	Servicer
Depositor	CSMC 2022-MARK	Series 2022-MARK	Special Servicer